Exhibit 21.1
BETTER HOME & FINANCE HOLDING COMPANY
LIST OF SUBSIDIARIES

Legal Name	Jurisdiction of Incorporation/Formation

Better WH, LLC	Delaware (USA)

Better Trust I	Delaware (USA)

Heyl-Better, LLC	Delaware (USA)

Better Inspect, LLC	Delaware (USA)

Better Cover, LLC	Delaware (USA)

Better Valuation, LLC	Delaware (USA)

Better Real Estate, LLC	Delaware (USA)

64 Putnam Brooklyn LLC	Delaware (USA)

BRE-1, LLC	Delaware (USA)

Better House I, LLC	Delaware (USA)

Better House II, LLC	Delaware (USA)

Better Real Estate California, Inc.	Delaware (USA)

Better Connect, LLC (d/b/a Better Attorney Match)	Delaware (USA)

Better Financial Group, Inc.	Delaware (USA)

Better Settlement Services, LLC	Delaware (USA)

Better Labs, LLC	Delaware (USA)

Better London, LLC	Delaware (USA)

BSS Texas, LLC	Delaware (USA)

Better Mortgage Corporation	California (USA)

BMC-1, LLC	Delaware (USA)

Better Opportunity Fund	Delaware (USA)
Better Principal Finance	Delaware (USA)

Better Finance, Ltd.	England (UK)

Birmingham Bank Ltd.	England (UK)

Better Homeownership, Ltd.	England (UK)

Trussle Lab Ltd.	England (UK)

LHE Holdings Ltd.	Jersey (UK)

London House Exchange Ltd.	England (UK)

Trussle Advisory Ltd.	England (UK)

Goodholm Ltd.	England (UK)

Property Partner Nominee Ltd.	England (UK)

Coles Ridge Ltd.	England (UK)

BMTG Advisors India Pvt. Ltd	India